UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10876 (Commission file number)	41-0985054 (IRS Employer Identification No.)
700 Pilgrim Way
Green Bay, Wisconsin 54304
(Address of principal executive offices)
Registrant’s telephone number, including area code: (920) 429-2211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04      Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On October 5, 2005, ShopKo Stores, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period to be imposed on all transactions involving the ShopKo common stock fund under the ShopKo Stores, Inc. Shared Savings Plan (the “401(k) Plan”) in connection with the merger (the “Merger”) of a wholly owned subsidiary of Badger Retail Holding, Inc. (“Badger Retail”) with and into the Company.
The blackout period is necessary for the 401(k) Plan trustees to clear all pending trades and determine all final share balances. The notice stated that the blackout period is expected to begin during the week of October 17, 2005, depending on the expected effective date of the Merger, and will end as soon as the 401(k) Plan receives cash for the shares, assuming the Merger is approved.
During the blackout period and for a period of two years after the ending date of the blackout period, holders of ShopKo common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to ShopKo Stores, Inc, Corporate Secretary, 700 Pilgrim Way, Green Bay, Wisconsin 54304.
On October 5, 2005, the Company received notice of the blackout period pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974. The Company sent a notice to all Plan participants on October 7, 2005 informing them of the blackout period.
A copy of the notice which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.04.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Statements herein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. For example, the unsolicited non-binding proposal may not result in a definitive agreement for an alternative transaction. Moreover, the Company may not be able to complete the proposed merger with Badger Retail on the terms provided in the merger agreement with Badger Retail or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions. Additional factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

ADDITIONAL INFORMATION
In connection with the Company’s solicitation of proxies with respect to the special meeting of shareholders called in connection with the proposed merger with Badger Retail, the Company has filed with the SEC, and furnished to shareholders of the Company, a definitive proxy statement and proxy supplements dated September 19, 2005 and October 4, 2005. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT DISTRIBUTED TO SHAREHOLDERS AND THE PROXY SUPPLEMENTS DATED SEPTEMBER 19, 2005 AND OCTOBER 4, 2005 BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplements dated September 19, 2005 and October 4, 2005, and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.
Shareholders are also able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplements dated September 19, 2005 and October 4, 2005, and other relevant documents filed with the SEC by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from the Company’s website at http://www.shopko.com.
The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger with Badger Retail. Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of the Company common stock as of August 1, 2005, is set forth in the definitive proxy statement as filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Company common stock as of April 30, 2005 is also set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

Item 9.01      Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Exhibit Description

99.1	Notice of Blackout Period to Directors and Executive Officers of ShopKo Stores, Inc., dated October 5, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2005	SHOPKO STORES, INC.
/s/ Peter Vandenhouten
Peter G. Vandenhouten
Assistant General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Notice of Blackout Period to Directors and Executive Officers of ShopKo Stores, Inc., dated October 5, 2005